JOINT AND SEVERAL GUARANTY AGREEMENT
          ------------------------------------

                    June ____, 1999



To:          THE CIT GROUP/BUSINESS CREDIT, INC., as Agent
Address:     10 South LaSalle Street, 22nd Floor
             Chicago, Illinois 60603

     Re:   VISKASE CORPORATION AND VISKASE SALES CORPORATION
           (collectively, the "Companies")

Ladies and Gentlemen:

     Reference is made to a certain Financing Agreement of even date herewith (as the same may be amended, modified or restated from time to time, herein called the "Financing Agreement") among you, in your capacity as the agent thereunder ("Agent"), the lenders party thereto (the "Lenders") and the Companies. Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

     Each of the undersigned (herein each a "Guarantor" and collectively the "Guarantors") will obtain benefits from the incurrence of loans by the Companies and the issuance of letters of credit pursuant to the Financing Agreement. The Guarantors understand and agree that it is a condition to the making of loans and the issuing of letters of credit under the Financing Agreement that each Guarantor shall have executed and delivered this Guaranty.

     Each Guarantor hereby unconditionally jointly and severally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of all now existing and future indebtedness, obligations or liabilities of the Companies to you and the Lenders, howsoever arising, whether direct or indirect, absolute or contingent, secured or unsecured, whether arising under the Financing Agreement as now written or as amended or supplemented hereafter including, without limitation, all Obligations owed by the Companies to you and the Lenders. In addition, each of the Guarantors agrees to pay to you, for the benefit of the Lenders, on demand (a) the amount of all expenses (including reasonable attorney's fees) incurred by you and the Lenders in collecting or attempting to collect any Company's obligations to you after the same shall become due, whether from any Company, from any other obligor, or from the Guarantors, or in realizing upon any collateral, and (b) interest at the Default Rate of Interest on all overdue amounts payable to you hereunder, even if such amount cannot be collected from the Companies. (All of the aforementioned obligations, liabilities, expenses and interest, together with the Obligations, are hereinafter collectively called the "Guaranteed Obligations").

     To the extent you or the Lenders receive payment on account of the Guaranteed Obligations, which payment is thereafter set aside or required to be repaid by you or any Lender in whole or in part, then, to the extent of any sum not finally retained by you or any Lender (regardless of whether such sum is recovered from you or such Lender by any Company, their trustees, or any other party acting for, on behalf of or through any Company or their representatives), the Guarantors' obligations to you and the Lenders under this Guaranty, as amended, modified or supplemented, shall remain in full force and effect (or be reinstated) until the Guarantors have made payment to you, on behalf of the Lenders, therefor, which payment shall be due upon demand.

     This Guaranty is executed as an inducement to you and the Lenders to make loans or advances to the Companies, or issue guaranties at the request of the Companies, or otherwise to extend credit or financial accommodations to the Companies or to enter into or continue a financing arrangement with the Companies, and is executed in consideration therefor. Each of the Guarantors agrees that any of the foregoing acts shall be deemed to have been done or extended by you and the Lenders in consideration of and in reliance upon the execution of this Guaranty, but that nothing herein shall obligate you to do any of the foregoing. In addition, the Guarantors acknowledge: (a) that the business operations of each Guarantor and each Company are interrelated and compliment one another, and that such entities have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective properties, liabilities and transactions;
(b) to permit their uninterrupted and continuous operations, such entities now require and will in the future require various funds and other credit accommodations from the Companies; and (c) with respect to certain of the Guarantors, the funds obtained by the Companies under the Financing Agreement will be used by the Companies to pay for services rendered by such Guarantors to the Companies, or to pay for the operating expenses of such Guarantors.

     Each Guarantor hereby acknowledges that in the event any Company, at any time, fails to provide Agent with evidence of the insurance coverage as required by the Financing Agreement (the "Insurance Coverage"), Agent may, upon prior written notice to the Guarantor, purchase the Insurance Coverage at any Company's or any Guarantor's expense to protect Agent's interests in the Collateral. Such insurance may, but need not, protect any Company's or any Guarantor's interests, and Agent shall be under no obligation to so protect any Company's or any Guarantor's interests. The Insurance Coverage that Agent purchases on behalf of each Company may not pay any claim that any Company makes or any claim that is made against any Company in connection with the Collateral. Any Company or any Guarantor may later cancel any Insurance Coverage purchased by Agent, but only after providing Agent with evidence that Insurance Coverage has been obtained as provided for in the Financing Agreement. In the event Agent purchases all or any portion of the Insurance Coverage for the Collateral or as otherwise required hereunder, each Company and each Guarantor will be responsible for all costs and expenses of such Insurance Coverage, including, but not limited to, interest and any other charges reasonably imposed by Agent in connection with the purchase of the Insurance Coverage, until the effective date of the cancellation or expiration of the Insurance Coverage. The costs and expenses of any Insurance Coverage purchased by Agent shall be added to the Guaranteed Obligations. Each Guarantor acknowledges that the cost of the Insurance Coverage purchased by Agent pursuant hereto may be more than the cost of insurance any Company or any Guarantor may be able to obtain on its own.

     Notice of acceptance of this Guaranty, the making of loans or advances, or the extension of credit under the Financing Agreement, the amendment, execution or termination of the Financing Agreement or any other agreements in connection therewith, and presentment, demand, protest, notice of protest, notice of non-payment and all other notices to which the Guarantors may be entitled (whether under this Guaranty or the Financing Agreement), and your and the Lenders' reliance on this Guaranty are hereby waived, except to the extent provided herein or in the Financing Agreement. Each of the Guarantors also waives notice of changes in terms or extensions of the time of payment, the taking and releasing of collateral or guarantees (including the release of any of the Guarantors) and the settlement, compromise or release of any of the Guaranteed Obligations, and agrees that, as to each of the Guarantors, the amount of the Guaranteed Obligations shall not be diminished by any of the foregoing. Each of the Guarantors also agrees that neither you nor the Lenders must attempt to collect any of the Guaranteed Obligations from the other Guarantors or any other obligor or to realize upon any collateral securing the Guaranteed Obligations, but may require the Guarantors to make immediate payment of the Guaranteed Obligations to you, for the benefit of the Lenders, when due. Accordingly, each of the Guarantors understands this is a guaranty of payment, and not of collection. Neither you nor the Lenders shall be liable for failure to collect the Guaranteed Obligations or to realize upon any collateral or security therefor, or any part thereof, or for any delay in so doing, nor shall you or the Lenders be under any obligation to take any action whatsoever with regard thereto.

     This Guaranty is absolute, unconditional and continuing, regardless of the validity, regularity or enforceability of any of the Guaranteed Obligations or the fact that a security interest or lien in any collateral or security therefor may not be enforceable by you or may otherwise be subject to equities or defenses or prior claims in favor of others, or may be invalid or defective in any way and for any reason, including any action, or failure to act, on your part or on the part of the Lenders. Payment by each Guarantor shall be made to you, for the benefit of the Lenders, at your office from time to time on demand as the Guaranteed Obligations become due, and one or more successive or concurrent actions may be brought hereon against the Guarantors (or any one or more of them) either in the same action or in separate actions. In the event any claim or action, or action on any judgment, based on this Guaranty, is made or brought against the Guarantors, the Guarantors agree not to assert against you or the Lenders any set-off right or counterclaim which the Company may have, and, further, each Guarantor agrees not to deduct, set-off, or seek to counterclaim for or recoup, any amounts which are or may be owed by you or the Lenders to the Guarantors, or for any loss of contribution from any other Guarantor. Furthermore, in any litigation based on this Guaranty in which you and/or the Lenders, on the one hand, and any of the Guarantors, on the other hand, shall be adverse parties, the Guarantors hereby waive the right to interpose any defense based upon any statute of limitations or any claim of laches and waive the performance of each and every condition precedent to which the Guarantors might otherwise be entitled by law. Each of the Guarantors hereby consents to the in personam jurisdiction of the courts of the State of Illinois. In the event that you bring any action or suit in any court of record in Illinois (whether State or Federal) to enforce any or all liabilities of the Guarantors hereunder, service of process may be made on the Guarantors by mailing a copy of the summons to the Guarantors at the addresses set forth below by certified mail, return receipt requested.

     All sums at any time to the credit of the Guarantors and any property of the Guarantors on which you at any time have a lien or security interest, or of which you at any time have possession, shall secure payment and performance of all of the Guaranteed Obligations.

     Upon the occurrence of any of the following events (each, an "Event of Default"):

     (a) any Event of Default under, or the termination of, the Financing Agreement in accordance with the terms thereof;

     (b) the failure of any of the Guarantors to observe or perform any agreements, warranties or covenants contained herein; or

     (c) the dissolution or cessation of any Guarantor's business (other than a merger of the existing subsidiaries of any Company into any other Company in the manner permitted by the Financing Agreement), or the calling by any Guarantor of a meeting of the creditors of any of the Guarantors for the purposes of compromising the debts of such Guarantor, or the failure of any of the Guarantors to meet its debts as they mature, or the commencement by or against any of the Guarantors of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any foreign, federal or state law; provided that in the event of any involuntary proceeding is commenced against any Guarantor, such proceeding is not dismissed or discharged within thirty
(30) days after commencement thereof;

then, in the case of the Event of Default described in clause (a) above, the liability of all of the Guarantors for the entire amount of the Guaranteed Obligations shall mature, and in the case of the Events of Default described in clauses (b) and (c) above, the liability of each Guarantor with respect to which such event relates for the entire amount of the Guaranteed Obligations shall mature even if the liability of the Companies therefor does not mature.

     This Guaranty may be terminated as to any one of the Guarantors only as of any Anniversary Date and then only upon actual receipt by one of your officers of at least sixty (60) days prior written notice of termination sent by registered or certified mail; provided however, that any of the Guarantors so terminating this Guaranty shall remain bound hereunder, and this Guaranty shall continue in full force and effect, with respect to any and all of the Guaranteed Obligations created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said pre-existing Guaranteed Obligations. Termination as to any one of the Guarantors shall not affect the obligations of any of the other Guarantors, nor relieve the one giving such notice from liability for any post-termination collection expenses or interest, to the extent that such collection expenses and interest relate to or accrue on Guaranteed Obligations created or arising prior to the effective date of such termination. This is a continuing agreement and written notice as above provided shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Guaranteed Obligations owing to you or the Lenders by the Companies.

     Your books and records showing the account between the Lenders and the Companies shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth. Your monthly statements, if any, rendered to the Companies shall be binding upon the Guarantors (whether or not the Guarantors received copies thereof) and shall constitute an account stated between the Lenders and the Companies unless you shall have received a written statement of the Companies' exceptions within forty-five days after the statement was mailed to the Companies in accordance with the Financing Agreement.

     Each of the Guarantors expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against any Company or any other person directly or contingently liable for the Guaranteed Obligations, or against or with respect to any Company's property (including, without limitation, property securing its obligations to you and the Lenders) arising from the existence or performance of this Guaranty, except to the extent the Guaranteed Obligations shall have been paid in full and discharged.

     The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor of the Companies or the Companies, and a separate action or actions may be brought and prosecuted against each Guarantor, whether or not action is brought against any other Guarantor, any other guarantor of the Companies or the Companies and whether or not any other Guarantor, any other guarantor of the Companies or the Companies be joined in any such action or actions.

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any
                                  ----- --
payment or distribution is made by any Guarantor (a "Funding Guarantor") under this Guaranty, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the
                                            --- ----
Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging any Company's obligations with respect to the Guarantied Obligations or any other Guarantor's obligations with respect to this Guaranty. The term "Adjusted Net Assets" of each Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under this Guaranty, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities), excluding debt in respect of this Guaranty, as they become absolute and matured. All rights for contribution of any Guarantor shall be subordinated to the prior payment in full of the Guarantied Obligations.

     Notwithstanding anything to the contrary contained in this Guaranty, it is the intention of the Guarantors, as well as you and the Lenders, that the amount of each Guarantor's obligations hereunder shall not be in excess of the maximum amount which would be free from avoidance or recovery by operation of any law (State or Federal) relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, insolvency, fraudulent transfers and conveyances or other similar laws (collectively, "Applicable Bankruptcy Laws"). Accordingly, if (and only if) any Guarantor's obligations under this Guaranty, or any payment made by any Guarantor hereunder, but for the limitation set forth above, would be subject to avoidance or recovery by virtue of the operation or application of any Applicable Bankruptcy Law in any proceeding involving such Guarantor, then the amount of such Guarantor's obligations under this Guaranty shall be limited to the largest amount which, after giving effect to the operation or application of such Applicable Bankruptcy Law, would not render such Guarantor's obligations to you and the Lenders hereunder unenforceable, avoidable, or subject to recovery. The foregoing provisions are intended solely to preserve the rights of you and the Lenders against the Guarantors to the maximum extent permitted under Applicable Bankruptcy Laws, and neither any Company nor any Guarantor shall have any right or claim under this paragraph until a proceeding is instituted by or against any Guarantor under Applicable Bankruptcy Laws.

     This Guaranty embodies the whole agreement of the parties and may not be modified except in writing by you and the Guarantors, and no course of dealing between you or any of the Lenders, on the one hand, and any of the Guarantors, on the other hand, shall be effective to change or modify this Guaranty. The failure of you or the Lenders to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other nonobservance by any of the Guarantors of the terms and provisions of this Guaranty shall constitute a waiver thereof, nor a waiver of any obligations to be performed by the Guarantors hereunder.

     This Guaranty may be assigned by you and the Lenders and shall be for your benefit and for the benefit of the Lenders, and any assignee or transferee of you or any of the Lenders, and shall cover any Guaranteed Obligations owed to you or any of the Lenders (as the case may be) at the time of assignment or transfer as well as any and all future Guaranteed Obligations, loans, advances or extensions of credit made to the Companies by, or otherwise owed by the Companies to, such assignee or transferee under the terms of the Financing Agreement.

     This instrument is executed and given in addition to, and not in substitution, reduction, replacement, or satisfaction of, any other endorsements or guarantees of the Guaranteed Obligations, now existing or hereafter executed by any or all of the Guarantors or others in your favor.

     When used in this Guaranty, all pronouns shall, wherever applicable, be deemed to include the singular and plural as well as the masculine, feminine, and neuter genders. This Guaranty shall inure to the benefit of you and the Lenders, the successors and assigns and any parent, subsidiary or affiliate of you or any of the Lenders; shall be binding jointly and severally upon the Guarantors and upon the respective successors and assigns of each of the Guarantors; and shall pertain to the Companies and its successors and assigns.

     This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed an original and such counterparts shall together constitute but one and the same document.

     This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois, U.S.A.

     THE GUARANTORS, YOU AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO
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A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS
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GUARANTY.
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                [SIGNATURE PAGE FOLLOWS]


     IN WITNESS WHEREOF, the Guarantors have executed and delivered this Joint and Several Guaranty Agreement effective as of the date above set forth.


                                  VISKASE COMPANIES, INC.,
                                  a Delaware corporation

                                  Address:  6855 West 65th Street
                                            Bedford Park, IL  60638

                                  By:
                                     -----------------------------------
                                  Title:
                                        --------------------------------

                                   VISKASE HOLDING CORPORATION,
                                   a Delaware corporation

                                   By:
                                      ----------------------------------
                                   Its:
                                      ----------------------------------